UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BlackRock Nominates Gregory Fleming and Kathleen Murphy

to Board of Directors

NEW YORK – March 27, 2025 – BlackRock, Inc. (NYSE: BLK) has nominated Gregory J. Fleming, Chief Executive Officer of Rockefeller Capital Management, and Kathleen Murphy, former President of Personal Investing at Fidelity Investments, to stand for election as independent directors to BlackRock’s Board of Directors (“Board”) at BlackRock’s 2025 Annual Meeting of Shareholders (“Annual Meeting”).

Laurence D. Fink, Chairman and CEO of BlackRock, said: “Greg and Kathy have built incredible careers in financial services and wealth management, and the experience and expertise they bring will be invaluable to BlackRock as we seek to continue our momentum in delivering for clients.

“Greg is an accomplished financial executive, and also an entrepreneur. Under his leadership, Rockefeller Capital Management has grown from a small firm to a diversified platform serving a wide range of clients. His proven track record in building and scaling this business ensures that he will provide a differentiated perspective. Having previously served as a Board member, we look forward to welcoming Greg back and benefitting from his insights once more.

“Kathy brings a deep understanding of the needs of individual investors, especially those saving for retirement. Her demonstrated ability to drive better and greater opportunities for this segment across a large and complex organization, while embracing technology to deliver them, means that she will add immediate value to the BlackRock Board.”

Marco Antonio Slim Domit, who has served as a BlackRock Board member since 2011, will not be standing for re-election at the Company’s Annual Meeting.

“Tony’s service was defined by his ability to leverage his experience in investment across regions to offer keen insights that improved the Board’s decision making and, ultimately, BlackRock itself. We thank him for his innumerable contributions throughout his time on the Board.”

Additionally, the independent directors of the Board have unanimously asked Murry S. Gerber to stand for re-election at BlackRock’s upcoming Annual Meeting and, if elected, continue in his role as Lead Independent Director for an additional year. Mr. Gerber has agreed to do so.

Since the last Annual Meeting, BlackRock closed the Global Infrastructure Partners acquisition; announced and closed the Preqin transaction; and announced the planned acquisition of HPS Investment Partners. In light of these significant transactions and integrations, the independent directors have requested that Mr. Gerber stand for re-election and remain Lead Independent Director for one additional year.

BlackRock’s approach to board composition emphasizes the importance of deep industry expertise as well as unique perspectives from various sectors to support the firm’s future growth. Assuming all director nominees are elected, BlackRock’s Board will consist of 18 members, including 15 independent directors, with six new directors since 2020.

Gregory J. Fleming

Gregory Fleming has served as President and Chief Executive Officer of Rockefeller Capital Management since 2018. Previously, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. Before joining Morgan Stanley in 2010, he served as President and Chief Operating Officer of Merrill Lynch from 2007 to 2009, and previously ran Merrill Lynch’s Global Investment Banking business. Mr. Fleming joined Merrill Lynch as an investment banker in 1992. He was previously a principal at Booz Allen Hamilton. Mr. Fleming also previously served as a director on BlackRock’s Board from 2006 to 2009 as a designee of Merrill Lynch in connection with the merger of BlackRock and Merrill Lynch Investment Managers in 2006. Mr. Fleming is a member of the Board of Advisors for the Yale Law School Center for the Study of Corporate Law, the Council on Foreign Relations, the Economic Club of New York and a trustee at Deerfield Academy. He also serves as a Resource Council member of the Turn 2 Foundation and a trustee of the Millennium Management Group Trust.

Kathleen Murphy

Kathleen Murphy served as President of Personal Investing at Fidelity Investments from 2009 to 2021. From 2022 until her retirement, Ms. Murphy served as the Senior Advisor to the Chief Executive Officer of Fidelity Investments. She also held various roles with Voya Financial, Inc. (formerly ING) from 2000 to 2008, including Chief Executive Officer of ING U.S. Wealth Management Services, President of ING U.S. Institutional Businesses and General Counsel and Chief Administrative Officer to the Chief Executive Officer of ING U.S. Financial Services. Prior to that, Ms. Murphy served in various positions at Aetna, Inc., including General Counsel and Chief Compliance Officer of Aetna Financial Services, and in various positions in law, government and public affairs.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

BlackRock Investor Relations

Caroline Rodda

212.810.3442

caroline.rodda@blackrock.com

BlackRock Media Relations

Patrick Scanlan

212.810.3622

patrick.scanlan@blackrock.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Company plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2025 Annual Meeting (the “2025 Proxy Statement”).

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2025 Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2024 Annual Meeting of Shareholders (the “2024 Proxy Statement”), filed with the SEC on April 4, 2024, or the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2024 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2025 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2024 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2025 Proxy Statement (when filed), 2024 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2025 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://ir.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.

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